UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2014

NEUROTROPE, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-172647	46-3522381
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

50 Park Place, Suite 1401

Newark, New Jersey 07102

(Address of principal executive offices, including ZIP code)

(914) 295-2765

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On September 12, 2014, Messrs. Paul E. Freiman’s and Charles S. Ramat’s appointments as interim Co-Chief Executive Officers of Neurotrope, Inc. (the “Company”) terminated effective on such date. Additionally on September 12, 2014, Mr. Ramat’s appointment as Co-Chairman of the Company’s Board of Directors (the “Board”) terminated on such date. Mr. Ramat will remain a member of the Board. Mr. Freiman remains the sole Chairman of the Board.

(c)

On September 12, 2014, the Board appointed Mr. Ramat to serve as the Company’s President, effective as of such date. Mr. Ramat, 63 years old, was appointed to serve as Co-Chief Executive Officer, on an interim basis, on July 16, 2014, and he served in such capacity until September 12, 2014 when he was appointed President.

Mr. Ramat was elected to the Board on June 13, 2014 and was immediately appointed Co-Chairman of the Board. Mr. Ramat served as Co-Chairman of the Board from June 13, 2014 through September 12, 2014.

In consideration of the services that Mr. Ramat will provide to the Company as President, the Company has agreed to pay Mr. Ramat a salary of $400,000 per year. This arrangement may be terminated by the Company or Mr. Ramat on 60 days’ notice. Mr. Ramat’s salary for his duties as President will be paid in addition to the consulting fees he receives under a Consulting Agreement with the Company pursuant to which he receives $50,000 per year. In addition, in connection with his appointment as President, Mr. Ramat was granted non-qualified stock options pursuant to the Company’s 2013 Equity Incentive Plan, with a term of ten years, to purchase 250,000 shares of common stock of the Company at an exercise price of $.60 per share, the closing price of the shares on September 12, 2014, the date of grant. All of the options vested as of September 12, 2014.

Mr. Ramat is currently a private investor and has operational and general business experience in several industries including: biotechnology, medical devices, commercial finance, real estate and mobile communications. From December 2009 until December 2013, Mr. Ramat was a principal investor and consultant to Continental Home Loans, the third largest FHA mortgage originator in New York State, with operations in 22 states and with annual originations and servicing portfolio both in excess of $1 billion. Since 2006, he has developed land, principally 1,000 acres of private gated communities, with an emphasis on environmentally friendly practices, in upstate New York. From 2002 to 2005, Mr. Ramat was the President and Chief Executive Officer of Kushner Companies, managing 25,000 apartment units and a commercial portfolio exceeding five million square feet. From 1988 to 2002, Mr. Ramat was Chairman and Chief Executive Officer of Aris Industries, Inc., a publicly traded apparel maker. Prior to 1988, Mr. Ramat had acquired various luxury residential buildings in Manhattan where he executed co-op conversions resulting in over $100 million in sales. Also, he was a principal in United Restaurant Corporation which held national restaurant franchise rights and a Vice President at Landall Corporation, a publicly-traded real estate development company.

Mr. Ramat has served on various business company boards, philanthropies and trade organizations. Mr. Ramat graduated cum laude with a B.A. from Yeshiva University and earned a Juris Doctor degree from Columbia Law School.

There are no arrangements or understandings between Mr. Ramat and any other persons pursuant to which he was appointed as President of the Company. There are also no family relationships between Mr. Ramat and any director or executive officer of the Company, and except as described above, Mr. Ramat does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Additionally, on September 12, 2014, the Board appointed Mr. Freiman to serve as the sole Chairman of the Board, effective as of such date. In consideration of the services that Mr. Freiman will provide to the Company as Chairman, the Company has agreed to continue to pay Mr. Freiman $20,000 per month, being the same level as the consulting fees he was receiving as Co-Chief Executive Officer prior to September 12, 2014. Also, in connection with his appointment as Chairman, Mr. Freiman was granted non-qualified stock options pursuant to the Company’s 2013 Equity Incentive Plan, with a term of ten years, to purchase 50,000 shares of common stock of the Company at an exercise price of $.60 per share, the closing price of the shares on September 12, 2014, the date of grant. All of the options vested as of September 12, 2014.

(d)

On September 12, 2014, the Board elected Dr. Larry Douglas Altstiel to fill a vacancy on the Board. Northlea LLLP (“Northlea”) nominated Dr. Altstiel to serve as one of the two designees to the Board appointed by the majority Abeles Stockholder pursuant to the Amended and Restated Stockholders Agreement dated August 23, 2013, among the Company, Northlea Partners LLLP, and others (the “Amended and Restated Stockholders Agreement”). Northlea is the majority Abeles Stockholder as such term is defined in the Amended and Restated Stockholders Agreement.

Except as provided above, there are no arrangements or understandings between Dr. Altstiel and any other person pursuant to which he was elected as a director. He will serve as a member of the Audit Committee and Compensation Committee of the Board and as Chairman of the Nominating and Corporate Governance Committee.

In connection with his election to the Board, Dr. Altstiel was granted non-qualified stock options pursuant to the Company’s 2013 Equity Incentive Plan, with a term of ten years, to purchase 300,000 shares of common stock of the Company at an exercise price of $.60 per share, the closing price of the shares on September 12, 2014, the date of grant. The options vest daily over five years from the date of grant, such that the options will have vested with respect to all shares as of September 12, 2019.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release of Neurotrope, Inc. dated September 18, 2014 re: Larry Altstiel appointment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROTROPE, INC.

Dated: September 18, 2014	By:	/s/ Robert Weinstein
Name: Robert Weinstein Title: Chief Financial Officer, Executive Vice President, Secretary and Treasurer

EXHIBIT INDEX

No.	Description

99.1	Press Release of Neurotrope, Inc. dated September 18, 2014 re: Larry Altstiel appointment